EX-FILING FEES

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

Alexandria Real Estate Equities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	5.250% Senior Notes	457(o) and 457(r)	400,000,000	99.787%	$399,148,000	0.00014760	$58,914.24
Fees to Be Paid	Debt	5.625% Senior Notes	457(o) and 457(r)	600,000,000	99.943%	$599,658,000	0.00014760	$88,509.52
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$998,806,000		$147,423.77
	Total Fees Previously Paid							—
	Total Fee Offsets							$13,155.04 (1)
	Net Fee Due							$134,268.73 (1)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rule 457(p)
Fee Offset Claims	Alexandria Real Estate Equities, Inc.	424(b)(5)	333-251902	December 3, 2021		$13,155.04 (1)	Equity	Common Stock, $.01 par value per share		$141,909,775 (1)
Fee Offset Sources	Alexandria Real Estate Equities, Inc.	424(b)(5)	333-251902		December 3, 2021						$92,700 (1)

(1)	$1,000,000,000 in aggregate offering amount of common stock was previously registered under the prospectus supplement filed by the registrant on December 3, 2021 and the registration statement on Form S-3 (File No. 333-251902) filed by the registrant on January 5, 2021, of which $141,909,775 in aggregate offering amount has not been sold. Pursuant to Rule 457(p) under the Securities Act, the registration fee due hereunder is offset by the amount of filing fees of $13,155.04 attributable to such unsold shares. The registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.